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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements No. 33-91438, No. 33-92548, No. 333-03450, No. 333-03452, No. 333-03454, No.
333-13521, No. 333-21905, No. 333-23005, No. 333-33893, No. 333-37273, No.
333-37553, No. 333-37565, No. 333-38071, No. 333-41049, No. 333-42417, No.
333-47563, No. 333-57863, No. 333-64377, No. 333-64379, No. 333-69728, No.
333-77941, No. 333-85684, and No. 333-102541 of Crescent Real Estate Equities Company of our report dated February 13, 2004 (except for paragraph three of Note 8, as to which the date is March 2, 2004, and Note 25, as to which the date is March 9, 2004), with respect to the consolidated financial statements and schedule of Crescent Real Estate Equities Company included in this Annual Report on Form 10-K for the year ended December 31, 2003.

                                                 /s/ ERNST & YOUNG LLP

Dallas, Texas
March 9, 2004